FORM 3 JOINT FILER INFORMATION
Name of “Reporting Persons”:
Khosla Ventures II, L.P.
Khosla Ventures Associates II, LLC
Khosla Ventures III, L.P.
Khosla Ventures Associates III, LLC
VK Services, LLC
Vinod Khosla
Address of “Reporting Persons”:
c/o Khosla Ventures
3000 Sand Hill Road, Building 3, Suite 190
Menlo Park, California 94025
Designated Filer:
VK Services, LLC
Issuer and Ticker Symbol:
KiOR, Inc. [KIOR]
Date of Event:
June 23, 2011
SIGNATURES

Khosla Ventures II, L.P.		Khosla Ventures III, L.P.

By: Khosla Ventures Associates II, LLC, its general partner		By: Khosla Ventures Associates III, LLC, its general partner

By:	VK Services, LLC, its manager	By:	VK Services, LLC, its manager

By:	/s/ Vinod Khosla	By:	/s/ Vinod Khosla

Name:	Vinod Khosla	Name:	Vinod Khosla
Title:	Managing Member	Title:	Managing Member

Khosla Ventures Associates II, LLC		Khosla Ventures Associates III, LLC

By:	VK Services, LLC, its manager	By:	VK Services, LLC, its manager

By:	/s/ Vinod Khosla	By:	/s/ Vinod Khosla

Name:	Vinod Khosla	Name:	Vinod Khosla
Title:	Managing Member	Title:	Managing Member

VK Services, LLC

By:	/s/ Vinod Khosla	/s/ Vinod Khosla

Name:	Vinod Khosla	Vinod Khosla
Title:	Managing Member